Exhibit 99.1

Silvaco to Acquire Mixel, Inc. a Provider of Low-Power, High-Performance Mixed-Signal Connectivity IP Solutions
SANTA CLARA, Calif., July 29, 2025 – Silvaco Group, Inc. (“Silvaco”) (NASDAQ: SVCO), a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation, today announced that it has entered into a definitive agreement to acquire Mixel Group, Inc. (“Mixel”) for a combination of cash and stock. The acquisition expands Silvaco’s semiconductor IP offering into high-growth end markets, including mobile, automotive, virtual reality (VR), augmented reality (AR), Internet of Things (IoT), and robotics.
The acquisition is expected to close on or before August 1, 2025, subject to customary closing conditions.
Mixel provides low-power connectivity silicon IP, specializing in high-performance, programmable serializer/deserializer (SerDes) and physical layer (PHY) solutions including those for mobile and mobile-influenced applications based on MIPI® Alliance applications. With over 25 years of proven silicon success, Mixel has earned a reputation as a trusted IP partner, backed by highly skilled mixed-signal design teams and world-class customer support. Its experienced engineering R&D teams in U.S., Egypt and Vietnam ensure regional and timely customer interactions throughout the Americas, EMEA, and APAC.
“Silvaco's IP capability, combined with Mixel’s PHY portfolio, including ISO 26262-compliant IPs, marks a significant step forward in providing compelling high-quality IP solutions for our customers,” said Babak Taheri, CEO of Silvaco. “Mixel IP is deployed by many of the industry's top semiconductor and system companies, providing Silvaco with an opportunity to strengthen collaboration across the ecosystem and support our continued growth.”
“We are excited to begin this new chapter for Mixel as we join forces with Silvaco. By combining the complementary strengths of our teams, we are well-positioned to drive more growth in low-power, high-performance connectivity solutions,” said Ashraf Takla, CEO of Mixel, who has agreed to join Silvaco to ensure a successful and smooth transition for Mixel employees, customers, partners, and Silvaco. “With

Silvaco’s global reach, EDA expertise, and strong customer relationships, we see a clear path to accelerating our growth in MIPI® and beyond, widening our IP coverage in the most advanced process nodes, and supporting a wider range of semiconductor applications and markets. Our commitment to providing high quality products to our customers, while maintaining the highest level of customer and employee satisfaction continues to be our highest priority.”
“We are enabling the future of automotive connectivity with high-speed multi-protocol systems built for safety-critical applications,” said Andrew Wright, SVP and GM of Silvaco’s IP Business Unit. “By combining the outstanding R&D capabilities of Mixel and Silvaco, we’re positioned to deliver innovative connectivity IP solutions and drive Silvaco’s continued growth in the semiconductor IP market.”
B. Riley Securities, Inc. acted as exclusive financial advisor to Silvaco in the transaction. Connected Vision Advisors acted as financial advisor to Mixel in the transaction.
About Silvaco Group, Inc.
Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Brazil, China, Japan, Korea, Singapore, and Taiwan. Learn more at silvaco.com.
About Mixel
Mixel is a provider of mixed-signal IPs and offers a wide portfolio of high-performance mixed-signal connectivity IP solutions. Mixel’s mixed-signal portfolio includes PHYs and SerDes, such as MIPI D-PHYTM, MIPI M-PHY®, MIPI C-PHYTM, Automotive SerDes Alliance (ASA) Motion Link SerDes, LVDS, and many dual mode PHY supporting multiple standards. Mixel was founded in 1998 and is headquartered in San Jose, CA, with global operation to support a worldwide customer base. Learn more at mixel.com.

MIPI® and MIPI M-PHY® are registered trademarks owned by MIPI Alliance. MIPI C-PHYTM and MIPI D-PHYTM are trademarks of MIPI Alliance.

Contacts
Media Relations:
Tiffany Behany, press@silvaco.com

Investor Relations:
Greg McNiff, investors@silvaco.com